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                                                                EXHIBIT 10.114



                           MIDCOM COMMUNICATIONS INC.

                              CONSULTING AGREEMENT


         Agreement is made effective the 25th day of November, 1996, by and between MIDCOM COMMUNICATIONS INC. ("MIDCOM") and DAVE WIEGAND ("Consultant").

         1. SCOPE OF WORK. During the term of this Agreement, Consultant shall
(i) when called upon, appear as a factual or an expert witness on behalf of MIDCOM in any legal proceeding involving the ADNET DIVISION of MIDCOM (other than an action brought by or on behalf of consultant), (ii) advise and assist MIDCOM with respect to the business concerns of Advanced Network Design (a subsidiary acquired in the acquisition by MIDCOM) and (iii) act as an advisor to MIDCOM concerning ADNET DIVISION's history prior to the merger of ADNET into MIDCOM ("Consulting Agreement").

         Consultant shall begin such consulting services on or about December 27, 1996, and shall not be required to devote more than ten (10) hours in any consecutive thirty (30) day period to such activities.

         2. COMPENSATION/EXPENSES.

                  2.1 In consideration in part for the grant of a stock option for 150,000 shares of MIDCOM Common Stock ("Stock Option") substantially in the form attached hereto as Exhibit 2.1 to Consultant, Consultant shall perform the scope of work identified herein in accordance with the professional standards normally appropriate for a consultant in such circumstances.

                  2.2 EXPENSES. MIDCOM shall reimburse Consultant for reasonable, ordinary and necessary travel expenses and other reasonable, ordinary and necessary out-of-pocket expenses incurred by or on behalf of Consultant; however, expenses in excess of $500 per month shall be subject to prior written approval by MIDCOM.

         3. CONFIDENTIALITY. In connection with the consulting services to be performed hereunder, MIDCOM may and may have disclosed technical or other information in strict confidence to Consultant, and Consultant agrees to hold such information in strict confidence and agrees to indemnify and hold MIDCOM harmless against and from all damages, injuries, costs and fees, including attorney fees, and losses arising out of disclosure of such information by Consultant for a period of six (6) months beyond the termination of this Consulting Agreement.


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         4. TERM AND TERMINATION.

                  4.1 TERM. This Consulting Agreement shall commence on November 25, 1996, and subject to Section 4.2 shall continue until the Termination Date as defined in that certain Amendment to Agreement and Plan of Reorganization between MIDCOM, Dave Wiegand and other parties of even date herewith. Upon termination or completion of performance, or at any time prior thereto upon MIDCOM's written request, Consultant shall return to MIDCOM all documentary information or materials received from MIDCOM or developed by Consultant for MIDCOM.

                  4.2      TERMINATION.

                           Either party shall have the right to terminate the
consulting relationship at any time upon ninety (90) day's written notice. MIDCOM may terminate the consulting relationship at any time (i) in the event of any willful, continued and material failure by the Consultant to hold himself available to perform the services (other than resulting from the Consultant's sickness, accident or disability), but only if, within ten (10) days after written notice, Consultant fails to cure such willful and continued material failure, (ii) without notice in the event of the willful engaging by the Consultant in criminal misconduct that is materially injurious to MIDCOM, or
(iii) if Consultant breaches the material terms and conditions of this Consulting Agreement. Termination of the Consulting Agreement shall not affect the Stock Option granted to Consultant.

         5. INDEPENDENT CONTRACTOR. MIDCOM appoints and Consultant agrees that Consultant shall perform all services required hereunder in such manner as Consultant deems appropriate and effective without the direct supervision by MIDCOM as an independent contractor and not as an agent or employee of MIDCOM. MIDCOM shall not be liable in contract or in tort to Consultant, or to a supplier of Consultant for incidental or consequential damages arising out of the performance or non-performance of MIDCOM's obligations hereunder.

         6. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

         7. SEVERABILITY. If any insignificant provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the validity or enforceability of any of the material provisions of this Consulting Agreement.

         8. ASSIGNMENT. Neither this Consulting Agreement nor the rights, obligations or duties of either party may be assigned or delegated to any other person except that Consultant may choose his own assistants at his cost and expense.


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         9. ENTIRE AGREEMENT. This Consulting Agreement sets forth the entire understanding between the parties and may not be amended except in writing signed by both parties.

         10. DRAFTING. The parties have had an equal opportunity to participate in the drafting of this Consulting Agreement and no ambiguity shall be construed against any party based upon a claim that that party drafted the applicable provision.

         11. BINDING EFFECT. This Consulting Agreement is binding upon the parties hereto and their successors and assigns.

         12. WAIVER. Failing or delaying on the part of either party in the exercise of any right, power, or privilege shall not be deemed a waiver of any exercise of such right, power or privilege thereafter.

         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first written above.


CONSULTANT                          MIDCOM COMMUNICATIONS INC.



By:  /s/  DAVID WIEGAND             By: /s/ PAUL P. SENIO
    ----------------------------        ------------------------------------
          DAVE WIEGAND                      PAUL P. SENIO
                                    Its: Vice President & General Counsel
Address   10622 Villa Del Cerro
       -------------------------

          Santa Ana, CA 92705
--------------------------------
________________________________


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                                             EXHIBIT 2.1 TO CONSULTING AGREEMENT


                           MIDCOM COMMUNICATIONS INC.
                   REVISED AND RESTATED 1993 STOCK OPTION PLAN
AS AMENDED ON FEBRUARY 21, 1994, MARCH 28, 1994, JULY 26, 1995 AND JULY 25, 1996
                             STOCK OPTION AGREEMENT




          [Filed as Exhibit 10.115 to Amendment No. 1 to the Company's
            Registration Statement on Form S-1 (file No. 333-14427)]